Exhibit 99.1

Mannatech Announces Record Quarterly Net Income and E.P.S.

Net sales exceeded $100 million for the second consecutive quarter

Coppell, TX – November 9, 2005 (NASDAQ – MTEX) Mannatech, Inc. today announced financial results for the three months ending September 30, 2005, which included reporting record net income of $8.7 million and record earnings per share (diluted) of $0.32. Consolidated net sales for the 2005 quarter as compared to the same quarter in 2004 increased by 29%, or $22.6 million, to $100.2 million and exceeded the $100 million mark for the second consecutive quarter. Consolidated net income increased by 28% as compared to the prior period in 2004 and earnings per share (diluted) increased 28%. In addition, income before tax increased by 44% to $13.0 million as compared to the same quarter in 2004.

Consolidated net sales for the nine months ended September 30, 2005, increased 37%, or $77.7 million to $287.9 million as comparable to 2004. In addition, income before tax increased by 38% to $30.3 million as compared to 2004, consolidated net income increased by 23.9% to $19.2 million, and earnings per share (diluted) increased 21% to $0.69 as compared to 2004. Mannatech believes the increase in its operations for both the three months and the nine months is the result of increasing the number of independent associates and members by 37%, who purchase our products and/or packs, a successful launch of its new product Advanced Ambrotose™ continued international expansion such as opening operations in Taiwan, as well as selling its packs and products in Denmark.

	Three months ended September 30,				Nine months ended September 30,
	2004		2005		2004		2005
	(in millions)				(in millions)
United States	$51.3	66.1%	$66.5	66.3%	$137.6	65.4%	$192.3	66.8%
Canada	5.6	7.2%	7.0	7.0%	16.1	7.7%	20.9	7.3%
Australia	8.0	10.3%	9.3	9.3%	21.8	10.4%	26.3	9.1%
United Kingdom	2.6	3.3%	2.1	2.1%	8.0	3.8%	6.9	2.4%
Japan	6.5	8.4%	9.1	9.1%	17.4	8.3%	25.9	9.0%
New Zealand	3.4	4.4%	3.7	3.7%	9.1	4.3%	11.3	3.9%
Republic of Korea	0.2	0.3%	1.5	1.5%	0.2	0.1%	2.9	1.0%
Taiwan*	—	—%	0.9	0.9%	—	—%	1.3	0.5%
Denmark**	—	—%	0.1	0.1%	—	—%	0.1	0.0%

Totals	$77.6	100%	$100.2	100%	$210.2	100%	$287.9	100%

Sam Caster, Chairman and C.E.O. of Mannatech, stated “We believe our record earnings and income for the quarter reflect the ongoing strength of our U.S. business combined with aggressive international expansion and continue the successful sales and profit momentum shown by Mannatech for the past several years. Once again we exceeded the sales level of $100 million for the quarter, and this notable achievement was accompanied by record profit and earnings as well. For the quarter, our income before tax of $13.0 million increased by more than 43% compared to the same period in 2004, which more than matched our continued sales trend. We are proud of the efforts of our independent Associates around the world to grow this company, and of the support provided by our staff to allow this growth trend to continue.”

	For the twelve months ended September 30,
Independent Associates and Members	2004		2005
New	162,000	47.3%	219,000	46.6%
Continuing	180,000	52.7%	251,000	53.4%

Total	342,000	100.0%	470,000	100.0%

About Mannatech

Based in Coppell, Texas, Mannatech, Incorporated is a wellness solutions provider that develops innovative, high-quality, proprietary nutritional supplements, topical products and weight management products, which are sold through a global network-marketing system operating throughout the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, and Denmark.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “believes,” “estimates,” “projects”,” well positioned,” “feels,” and “plans” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that its expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions its readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Steve Fenstermacher, CFO

Investor Relations

972-471-6512

ir@mannatech.com

MANNATECH, INCORPORATED

CONSOLIDATED BALANCE SHEETS – (UNAUDITED)

(in thousands, except share amounts)

	December 31, 2004	September 30, 2005
ASSETS
Cash and cash equivalents	$44,198	$49,015
Short-term investments	—	3,956
Restricted cash	393	293
Income tax receivable	4,161	—
Accounts receivable	392	1,021
Inventories, net	13,157	20,351
Prepaid expenses and other current assets	3,188	3,794
Deferred tax assets	1,850	1,476
Note receivable from affiliate	144	151

Total current assets	67,483	80,057
Long-term investments	17,073	13,375
Property and equipment, net	6,469	11,325
Construction in progress	3,544	4,980
Restricted cash	1,571	3,790
Other assets	1,203	1,140
Deferred tax assets	1,003	94

Total assets	$98,346	$114,761

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$2,227	$3,895
Accrued expenses	20,389	17,545
Commissions payable	12,718	13,449
Taxes payable	1,930	5,676
Deferred revenue	2,256	4,763
Accrued severance related to former executives	375	175
Current portion of capital leases	8	27

Total current liabilities	39,903	45,530
Long-term royalties due to an affiliate	1,658	3,456
Long-term liabilities	530	523
Capital leases, excluding current portion	26	—
Deferred tax liabilities	4	200

Total liabilities	42,121	49,709

Commitments and contingencies

Shareholders’ equity:

Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 27,115,440 shares issued and 27,041,125 shares outstanding in 2004 and 27,352,963 shares issued and 26,913,837 shares outstanding in 2005	3	3
Additional paid-in capital	34,917	36,416
Retained earnings	21,672	35,212
Accumulated other comprehensive income (loss)	195	(788)

	56,787	70,843
Less treasury stock, at cost, 74,315 shares in 2004 and 459,126 shares in 2005	(562)	(5,791)

Total shareholders’ equity	56,225	65,052

Total liabilities and shareholders’ equity	$98,346	$114,761

MANNATECH, INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS – (UNAUDITED)

(in thousands, except per share information)

	Three months ended September 30,		Nine months ended September 30,
	2004	2005	2004	2005
Net sales	$77,577	$100,216	$210,282	$287,960
Cost of sales	11,931	14,478	31,871	43,186
Commissions and incentives	34,702	44,403	94,707	129,326

	46,633	58,881	126,578	172,512

Gross profit	30,944	41,335	83,704	115,448
Operating expenses:
Selling and administrative expenses	12,279	16,136	36,110	48,595
Other operating costs	9,588	12,415	24,915	36,587

Total operating expenses	21,867	28,551	61,025	85,182

Income from operations	9,077	12,784	22,679	30,266

Interest income	136	469	430	1,254
Interest expense	—	—	(16)	—
Other expense, net	(191)	(288)	(1,038)	(1,188)

Income before income taxes	9,022	12,965	22,055	30,332
Income taxes	(2,193)	(4,232)	(6,547)	(11,120)

Net income	$6,829	$8,733	$15,508	$19,212

Earnings per common share:
Basic	$0.26	$0.32	$0.59	$0.71
Diluted	$0.25	$0.32	$0.57	$0.69

Weighted-average common shares outstanding:
Basic	26,393	27,015	26,324	27,065
Diluted	27,460	27,738	27,407	27,899